CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Black & Decker 1996 Stock Option Plan of our report dated January 27, 2000 with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as filed with the Securities and Exchange Commission.


                                                  /s/  ERNST & YOUNG LLP



Baltimore, Maryland
April 27, 2000